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                                                             Exhibit No. 10(b)

                                   [LETTERHEAD]

                                  June 28, 1999


Mitchell Hutchins
1285 Avenue of the Americas
New York, New York 10019


    Re:  PaineWebber New York Tax-Free Income Fund,
         a series of the PaineWebber Municipal Series
         (the "New York Fund")
         ---------------------------------------------

    We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund dated as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund with respect to New York law in the Registration Statement and the Prospectus for the New York Fund.

                                         Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                        Orrick, Herrington & Sutcliffe LLP